UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 17, 2023

Midwest Holding Inc.

(Exact name of Registrant as Specified in Its Charter)

delaware	001-39812	020-0362426
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2900 South 70th Street, Suite 400

Lincoln, Nebraska 68506

(Address of principal executive offices) (Zip Code)

(402) 817-5701

(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Voting Common Stock, $0.001 par value	MDWT	NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

As previously disclosed, on April 30, 2023, Midwest Holding Inc., a Delaware corporation (“Midwest”, the “Company”, “we”, “our” or “us”), entered into an Agreement and Plan of Merger (such agreement, as it may be amended, modified or supplemented from time to time, the “Merger Agreement”) with Midas Parent, LP, a Delaware limited partnership (“Parent”) and an affiliate of Antarctica Capital, LLC, an international investment firm, and Midas Merger Acquisition Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”). Pursuant to the Merger Agreement, and upon the terms and subject to the conditions described therein, Merger Sub will merge with and into Midwest, with Midwest continuing as the surviving corporation and a wholly owned subsidiary of Parent (the “Merger”).

On June 5, 2023, Midwest filed a preliminary proxy statement (the “Preliminary Proxy Statement”) with the Securities and Exchange Commission (“SEC”). On June 16, 2023, Midwest filed a definitive proxy statement (the “Definitive Proxy Statement”) with the SEC for solicitation of proxies in connection with the special meeting of Midwest’s stockholders to be held virtually on July 26, 2023 at 11:00 a.m. Eastern Time (the “Special Meeting”), which can be accessed by visiting meetnow.global/MT7CG2C, for purposes of voting, among other things, on a proposal to approve the Merger Agreement and the transactions contemplated thereby, including the Merger.

Following announcement of the Merger, as of the date of this Current Report on Form 8-K, purported stockholders of Midwest have delivered confidential demand letters to Midwest (collectively, the “Demand Letters”) alleging that the disclosures contained in the Preliminary Proxy Statement and/or the Definitive Proxy Statement are deficient and requesting that Midwest supplement such disclosures prior to the Special Meeting.

Midwest and the members of Midwest’s board of directors (the “Company Board”) believe that the Demand Letters are without merit, that each of the Preliminary Proxy Statement and the Definitive Proxy Statement fully comply with the Securities Exchange Act of 1934 and all other applicable law, and that no further disclosure is required. However, solely in order to mitigate the risk of the Demand Letters delaying or otherwise adversely affecting the consummation of the Merger and to minimize the costs, risks, and uncertainties inherent in any potential litigation related thereto, and without admitting any liability or wrongdoing, Midwest has determined to voluntarily amend and supplement the Definitive Proxy Statement, as described in this Current Report on Form 8-K. Nothing in this Current Report on Form 8-K, shall be deemed an admission of the legal necessity or materiality under applicable laws of any of the disclosures set forth herein.

These supplemental disclosures will not change the consideration to be paid to Midwest stockholders in connection with the Merger or the timing of the Special Meeting. The Company Board continues to unanimously recommend that you vote “FOR” the proposals to be voted on at the Special Meeting described in the Definitive Proxy Statement.

The information contained in this Current Report on Form 8-K is incorporated by reference into the Definitive Proxy Statement. To the extent that information in this Current Report on Form 8-K differs from or updates information contained in the Definitive Proxy Statement, the information in this Current Report on Form 8-K shall supersede or supplement such information in the Definitive Proxy Statement.

Supplemental Disclosures to the Definitive Proxy Statement

Midwest has agreed to make these supplemental disclosures to the Definitive Proxy Statement. This supplemental information should be read in conjunction with the disclosures contained in the Definitive Proxy Statement, which in turn should be read in its entirety. All page references are to the Definitive Proxy Statement and terms used below, unless otherwise defined, shall have the meanings ascribed to such terms in the Definitive Proxy Statement. New text within restated language from the Definitive Proxy Statement is indicated in bold, underlined text (e.g., bold, underlined text) and removed language within the restated language from the Definitive Proxy Statement is indicated in strikethrough text (e.g., ~~strikethrough text~~), as applicable. The information contained herein speaks only as of July 14, 2023 unless the information indicates another date applies.

The disclosure on pages 30 through 44 of the Definitive Proxy Statement in the section entitled “The Merger—Background of the Merger” is hereby supplemented by revising the tenth paragraph of such section on page 31 of the Definitive Proxy Statement as follows:

On June 22, 2022, the Company entered into an engagement letter with RBCCM, pursuant to which RBCCM is entitled to a transaction fee equal to approximately $2.5 million. RBCCM’s transaction fee is contingent upon and will become payable in cash at the closing of the Merger. In addition, the Company has agreed to reimburse RBCCM for certain reasonable costs and expenses, including attorneys’ fees and disbursements, and to indemnify RBCCM and related persons against various liabilities, including certain liabilities under the federal securities laws.

The disclosure on pages 30 through 44 of the Definitive Proxy Statement in the section entitled “The Merger—Background of the Merger” is hereby supplemented by revising the thirteenth paragraph of such section on page 31 of the Definitive Proxy Statement as follows:

During the period from August 17, 2022 to October 4, 2022, RBCCM contacted eighty-six (86) parties, of which sixty-five (65) were financial sponsors, including Party A, “Party B” and “Party C,” and twenty-one (21) were potential strategic acquirors, including “Party D” and “Party E.” The Company prepared a form non-disclosure agreement to be shared with each party. The form non-disclosure agreement contained a customary standstill provision (including a provision known as a “don’t ask, don’t waive” provision) with customary exclusions, including a provision that terminated the standstill and the “don’t ask, don’t waive” upon the Company’s entry into or public announcement of certain acquisition transactions The Company also began to populate a comprehensive virtual data room (which we refer to as the “Data Room”).

The disclosure on pages 30 through 44 of the Definitive Proxy Statement in the section entitled “The Merger—Background of the Merger” is hereby supplemented by revising the fourteenth paragraph of such section on page 31 of the Definitive Proxy Statement as follows:

Between August 17, 2022 and November 8, 2022, the Company negotiated and executed non-disclosure agreements with forty-seven (47) of the eighty-six (86) parties contacted by representatives of RBCCM. All forty-seven (47) of the negotiated non-disclosure agreements included standstill provisions and “don’t ask, don’t waive provisions” that each terminated upon the Company’s entry into or public announcement of certain acquisition transactions, such that none of such parties that entered into a non-disclosure agreement with the Company is currently restricted from making a proposal to acquire the Company.

The disclosure on pages 30 through 44 of the Definitive Proxy Statement in the section entitled “The Merger—Background of the Merger” is hereby supplemented by revising the twenty-fifth paragraph of such section on page 33 of the Definitive Proxy Statement as follows:

On November 8, 2022, the Company finalized a non-disclosure agreement with Party H, which included a standstill provision and a “don’t ask, don’t waive provision” that each terminated upon the Company’s entry into or public announcement of certain acquisition transactions, such that Party H is not currently restricted from making a proposal to acquire the Company. After finalizing the non-disclosure agreement with Party H, representatives of RBCCM provided representatives of Party H with certain materials provided to other bidders, but Party H declined to engage further in the process.

The disclosure on pages 30 through 44 of the Definitive Proxy Statement in the section entitled “The Merger—Background of the Merger” is hereby supplemented by revising the forty-fourth paragraph of such section on page 35 of the Definitive Proxy Statement as follows:

Between January 13, 2023 and February 9, 2023, the Company negotiated and executed non-disclosure agreements with five (5) additional parties contacted by representatives of RBCCM, including Antarctica, Party J, Party K, and Party L. All five (5) of the negotiated non-disclosure agreements included standstill provisions and “don’t ask, don’t waive provisions” that each terminated upon the Company’s entry into or public announcement of certain acquisition transactions, such that none of such parties that entered into a non-disclosure agreement with the Company are currently restricted from making a proposal to acquire the Company.

The disclosure on pages 30 through 44 of the Definitive Proxy Statement in the section entitled “The Merger—Background of the Merger” is hereby supplemented by revising the sixty-third paragraph of such section on page 37 of the Definitive Proxy Statement as follows:

On February 22, 2023, representatives of “Party M” contacted a member of Company management to express an interest in a potential transaction with the Company and, thereafter, representatives of Party M were introduced to representatives of RBCCM. Over the next few days, the Company finalized a non-disclosure agreement with Party M, which included a standstill provision and a “don’t ask, don’t waive provision” that each terminated upon the Company’s entry into or public announcement of certain acquisition transactions, such that Party M is not currently restricted from making a proposal to acquire the Company. After finalizing the non-disclosure agreement with Party M, the Company granted Party M access to the Data Room. Over the course of the next several weeks, members of the Company’s management team met in person or via video conference with representatives of Party M to review the Company’s business and performance. Party M submitted follow-up questions about the Company’s business and financial performance to representatives of RBCCM, who worked with the Company’s management team to respond to those questions. In addition, during this time the Company and its advisors responded to various legal and accounting due diligence inquiries from Party M and its advisors in connection with their evaluation of the potential transaction. Additionally, members of the Company’s management team as well as representatives of RBCCM and Fried Frank held telephone and video conferences with representatives of Party M and its advisors to respond to due diligence inquiries.

The disclosure on pages 30 through 44 of the Definitive Proxy Statement in the section entitled “The Merger—Background of the Merger” is hereby supplemented by revising the eighty-sixth paragraph of such section on page 40 of the Definitive Proxy Statement as follows:

On April 14, 2023, a meeting of the Committee took place to discuss the April 13 Party M Proposal. Members of management, members of the Company Board as well as representatives of Fried Frank, RBCCM and IAP were also present. Representatives of RBCCM provided an overview of the April 13 Party M Proposal. In evaluating the April 13 Party M Proposal, the Committee considered that Party M continued to insist on an exclusivity period of five (5) weeks. Representatives of Fried Frank then provided an update on their discussions with counsel to Antarctica and counsel to Party M. Members of the Committee asked questions and a discussion ensued. Management then provided an update on management meetings held with Antarctica. Representatives of RBCCM recommended that the Company continue to move forward with Antarctica as well as continue to engage with Party F, Party L and Party M. The Committee determined to continue to move forward with Antarctica as well as continue to engage with Party F, Party L and Party M. Later on April 14, 2023, counsel to Antarctica provided a mark-up of the draft merger agreement (the “Antarctica April 14 Markup”) to Fried Frank. The Antarctica April 14 Markup proposed that certain members of management would enter into new employment agreements, a draft of which was provided by Antarctica’s counsel on April 13, 2023, simultaneously upon the execution of a definitive merger agreement, which would be consistent with the terms of the existing employment agreements except that the employment agreements would no longer provide for enhanced severance protection following a termination of employment in connection with or within twelve months following a change in control. Representatives of Antarctica communicated that retention of management was an important factor for Antarctica in pursuing a transaction with the Company. At this time the Committee did not authorize engagement between Antarctica and management.

The disclosure on pages 30 through 44 of the Definitive Proxy Statement in the section entitled “The Merger—Background of the Merger” is hereby supplemented by revising the ninety-second paragraph of such section on page 41 of the Definitive Proxy Statement as follows:

On April 21, 2023, a meeting of the Committee took place to discuss the April 18 Party M Proposal. Members of management, members of the Company Board as well as representatives of Fried Frank, RBCCM and IAP were also present. Representatives of RBCCM provided an overview of the April 18 Party M Proposal and provided an update on further discussions with Antarctica. In evaluating the April 18 Party M Proposal, the Committee considered that Party M continued to insist on an exclusivity period of four (4) weeks. Representatives of Fried Frank then provided an update on recent discussions with counsel to Party M and an overview of the draft of the merger agreement that was sent to Party M’s counsel. Members of the Committee asked questions and a discussion ensued. Representatives of RBCCM recommended that the Company continue to move forward with Antarctica and also continue to engage with Party M, and for RBCCM to arrange a call between ~~management of the Company~~ Ms. Nicholas, Mr. Minnich and Antarctica to discuss the terms of the employment agreements that Antarctica proposed that Ms. Nicholas and Mr. Minnich would enter into simultaneously upon the execution of a definitive merger agreement. The Committee determined to continue to move forward with Antarctica, as well as to continue to engage with Party M, ~~and~~ that RBCCM should coordinate a discussion amongst ~~management of the Company~~ Ms. Nicholas, Mr. Minnich and Antarctica to discuss the terms of the employment agreements that Antarctica proposed that Ms. Nicholas and Mr. Minnich would enter into simultaneously upon the execution of a definitive merger agreement and authorized Ms. Nicholas and Mr. Minnich to negotiate such employment agreements with Antarctica given the status of the price negotiations of the transaction with Antarctica.

The disclosure on pages 30 through 44 of the Definitive Proxy Statement in the section entitled “The Merger—Background of the Merger” is hereby supplemented by revising the ninety-eighth paragraph of such section on page 42 of the Definitive Proxy Statement as follows:

On April 27, 2023, representatives of Antarctica spoke to representatives of RBCCM and Ms. Nicholas and Mr. Minnich ~~management~~ via a video conference to discuss the employment agreements that Antarctica required ~~certain members of management~~ Ms. Nicholas and Mr. Minnich to enter into simultaneously upon the execution of a definitive merger agreement. Ms. Nicholas and Mr. Minnich agreed to enter into new employment agreements, consistent with the terms of their existing employment agreements except that the employment agreements would no longer provide for enhanced severance protection following a termination of employment in connection with or within twelve months following a change in control, to the extent the Company Board approved a transaction with Antarctica.

The disclosure on pages 30 through 44 of the Definitive Proxy Statement in the section entitled “The Merger—Background of the Merger” is hereby supplemented by revising the last paragraph of such section on page 44 of the Definitive Proxy Statement as follows:

Following the meeting of the Company Board on April 30, 2023, the Company, Parent and Merger Sub and their respective advisors continued to work to finalize the Merger Agreement and related transaction documents and executed the Merger Agreement that evening. Certain stockholders of the Company entered into voting agreements with Parent concurrently with the execution of the Merger Agreement, pursuant to which such stockholders agreed, among other things, to vote shares of Company Common Stock representing approximately 33% of the outstanding shares of Company Common Stock in favor of the Merger Proposal and the Adjournment Proposal (see “Proposal 1: Adoption of the Merger Agreement —The Voting Agreement.” for further details). The following morning, on May 1, 2023, the Company and Parent issued a press release announcing the execution of the Merger Agreement. Other than with respect to Antarctica, prior to the entry into the Merger Agreement there were no material discussions regarding any material agreement, arrangement or understanding between Midwest or any of its executive officers or directors, on the one hand, and any of the other bidders in the strategic review process, on the other hand, regarding post-closing employment or directorships for, or compensation of, Midwest’s executive officers or directors.

The disclosure on pages 48 through 51 of the Definitive Proxy Statement in the section entitled “The Merger—Financial Projections” is hereby supplemented by revising the third paragraph of such section on page 48 of the Definitive Proxy Statement as follows:

The inclusion of this information should not be regarded as an indication that Midwest, Parent, their affiliates or financial advisors, or any of their respective representatives or any other recipient of this information considered, or now consider, the Management Projections to be necessarily predictive of future results. The Management Projections were not prepared in accordance with generally accepted accounting principles and constitute non-GAAP financial metrics. In certain circumstances, including those applicable to the Management Projections, financial measures included in forecasts provided to a financial advisor and a board of directors in connection with a business combination transaction are excluded from the definition of “non-GAAP financial measures” under applicable SEC rules and regulations. As a result, the financial measures included in the Management Projections are not subject to SEC rules regarding disclosures of non-GAAP financial measures, which would otherwise require a reconciliation of a non-GAAP financial measure to a GAAP financial measure. Reconciliations of non-GAAP financial measures were not provided to or relied upon by the Company Board or IAP.

The disclosure on pages 48 through 51 of the Definitive Proxy Statement in the section entitled “The Merger—Financial Projections” is hereby supplemented by revising the fourth paragraph of such section on page 49 of the Definitive Proxy Statement as follows:

The following table summarizes the Management Projections:

Management Projections

(dollars in millions, except per share data)

For and as of the year ending

	2023E	2024E	2025E	2026E
Multi-Year Guaranteed Annuity (MYGA) Premiums Written	$450	$562	$675	$810
Fixed Index Annuity (FIA) Premiums Written	$675	$844	$1,013	$1,215
Total Premiums Written(1)	$1,125	$1,406	$1,688	$2,025
Percent of Premium Ceded(2)	65%	75%	75%	75%
Ceding Commissions	$30.5	$44	$52.9	$63.4
Net Investment Income	$65.6	$95.4	$122.8	$152.7
Service Fees	$4.9	$7.4	$9.7	$12.4
Asset Management Fees	$2.3	$3.5	$5.3	$7.4
Total Revenue(3)	$103.4	$150.2	$190.7	$235.9
Interest Credited	$30	$45.5	$60.4	$75.8
Deferred Acquisition Costs (DAC) Amortization	$7.4	$10.1	$12.8	$15.8
General & Administrative Expense	$30.6	$33.7	$37.1	$40.8
Debt Interest Expense	$2.8	$4.7	$5.8	$7.3
Total Expenses(4)	$70.9	$94.0	$116.1	$139.7
Operating Income(5)	$32.5	$56.3	$74.6	$96.2
Provision for Tax	$8.9	$13.5	$16.7	$22
Net Income(6)	$23.6	$42.8	$57.9	$74.2
Fully Diluted Earnings Per Share(7)	$3.61	$5.87	$7.62	$9.66
Equity Capital Contributed	$55.1	$16.4	$8.1	$2.7
Debt Capital Contributed	$48.9	$13.8	$14.8	$20.2
Total Investments	$1,252	$1,642	$2,040	$2,529
DAC	$64	$80	$97	$118
Total Assets(8)	$1,317	$1,721	$2,137	$2,647
Reserves	$1,076	$1,407	$1,742	$2,155
Debt /surplus note	$49	$63	$77	$98
Total Liabilities(9)	$1,125	$1,470	$1,820	$2,253
Stockholders’ Equity (excluding accumulated other comprehensive income, or “AOCI”)	$192.1	$251.3	$317.3	$394.3
Fully Diluted Shares Outstanding	6.535	7.278	7.598	7.688
Book Value Per Share (excluding AOCI)(10)	$29.40	$34.53	$41.76	$51.28

(1)	Total Premium Written is calculated as ~~multi-year guaranteed annuity (~~MYGA~~)~~ premium written plus ~~fixed index annuity (~~FIA~~)~~ premium written.
(2)	Percent of Premium Ceded is the percent of the premiums received by the Company or its Subsidiaries that were paid to another insurer for reinsurance protection.
(3)	Total Revenue is calculated as ceding commissions (on a cash basis) plus net investment income plus administration fees, plus surrender charges collected plus FIA enhanced bonus rider charges collected plus third-party administrator (TPA) fees plus asset management fees. Total Revenue does not reflect net realized gains or losses associated with the market-to-market of FIA derivatives.
(4)	Total Expenses is calculated as management interest credited (comprised of GAAP interest credited less FIA interest credited plus the amortized cost of FIA options) plus ~~deferred acquisition costs (~~DAC~~)~~ amortization expense plus general & administrative expense (comprised of salaries and benefits and other operating expenses, but excludes non-cash stock-based compensation and non-cash mark-to-market adjustments to the Company’s option budget allowance) plus debt interest expense.
(5)	Operating Income is calculated as Total Revenue minus Total Expenses.
(6)	Net Income is calculated as Operating Income less tax expenses. No calculation of the Company’s Unlevered Free Cash Flow was performed or utilized in connection with IAP’s financial analysis.
(7)	Fully Diluted Earnings Per Share is calculated as Net Income divided by Fully Diluted Shares Outstanding.
(8)	Total Assets is calculated as total investments plus DAC.
(9)	Total Liabilities is calculated as reserves plus debt / surplus note.
(10)	Book Value Per Share (excluding AOCI), is calculated as Stockholders’ Equity (excluding AOCI) divided by Fully Diluted Shares Outstanding.

The disclosure on pages 54 through 57 of the Definitive Proxy Statement in the section entitled “The Merger—Opinion of Insurance Advisory Partners LLC—Summary of Financial Analysis of IAP” is hereby supplemented by revising the second paragraph of such section on page 54 of the Definitive Proxy Statement as follows:

Selected Companies Analysis. IAP reviewed and compared certain financial information for the Company to corresponding financial information, ratios and public market multiples for the following publicly traded companies in the life insurance industry whose primary focus is providing life insurance and annuity products (excluding life reinsurance companies):

•	MetLife, Inc.
•	Prudential Financial, Inc.
•	Principal Financial Group, Inc.
•	Corebridge Financial Inc.
•	Equitable Holdings, Inc.
•	Voya Financial, Inc.
•	Lincoln National Corporation
•	American Equity Investment Life Holding Company
•	Jackson Financial Inc.
•	Brighthouse Financial Inc.
•	CNO Financial Group Inc.

The selected companies were chosen because they are publicly traded companies with operations and businesses that, for the purposes of IAP’s analysis, may be considered sufficiently similar in certain respects to those of Midwest and/or one or more of its businesses. The selected companies may be considered similar to Midwest or such businesses based on the nature of their assets and operations; however, none of the companies selected is identical or directly comparable to Midwest or such businesses, and certain of these companies may have characteristics that are materially different from those of Midwest or such businesses. IAP’s analyses necessarily involve complex considerations and judgments concerning differences in financial and operational characteristics of the companies involved and other factors that could affect the companies differently than they would affect Midwest or such businesses.

The disclosure on pages 54 through 57 of the Definitive Proxy Statement in the section entitled “The Merger—Opinion of Insurance Advisory Partners LLC—Summary of Financial Analysis of IAP” is hereby supplemented by revising the fourth paragraph of such section on pages 54-55 of the Definitive Proxy Statement as follows:

The selected companies and the results of these analyses are summarized below:

Selected Company
	Market Cap.	4/24/23 Price	% Float	% of 52 Week High	Return YTD	2023E P/Op. EPS[12]	2024E P/Op. EPS[12]	2023E Est. ROE	2024E Est. ROE	P/BVPS (GAAP)	P/BVPS (excluding AOCI)	Div. Yield
MetLife, Inc.	$46,779	$60.41	83.9%	78.1%	(16.5%)	7.3x	6.7x	13.7%	14.1%	2.03x	1.07x	3.3%
Prudential Financial, Inc.	$31,512	$85.87	99.8%	75.1%	(13.7%)	7.1x	6.7x	12.7%	12.6%	1.96x	0.88x	5.8%
Principal Financial Group, Inc.	$18,403	$75.74	99.6%	78.8%	(9.7%)	11.3x	10.0x	12.2%	12.8%	1.85x	1.32x	3.4%
Corebridge Financial Inc.	$10,892	$16.82	12.7%	71.6%	(16.2%)	4.6x	3.6x	17.7%	18.8%	1.36x	0.51x	5.5%
Equitable Holdings, Inc.	$9,296	$25.89	99.6%	77.9%	(9.8%)	4.7x	3.9x	22.3%	23.8%	NM	1.06x	3.1%
Voya Financial, Inc.	$7,563	$77.03	99.2%	98.6%	25.3%	9.4x	8.3x	15.6%	15.1%	1.94x	1.32x	1.0%
Lincoln National Corporation	$3,593	$21.19	99.3%	32.5%	(31.0%)	2.6x	2.2x	12.3%	12.7%	0.87x	0.34x	8.5%
American Equity Investment Life Holding Company	$3,166	$37.34	82.8%	77.2%	(18.1%)	6.9x	6.3x	9.0%	10.1%	1.28x	0.68x	1.0%
Jackson Financial Inc.	$2,939	$36.26	98.2%	73.1%	4.2%	2.2x	1.9x	12.8%	12.5%	0.37x	0.26x	6.8%
Brighthouse Financial Inc.	$2,897	$43.05	98.8%	71.1%	(16.0%)	2.9x	2.5x	10.7%	11.1%	0.69x	0.30x	-
CNO Financial Group Inc.	$2,523	$21.97	97.8%	83.4%	3.9%	8.0x	7.4x	14.1%	14.0%	1.79x	0.72x	2.5%

1 “Adjusted operating earnings per share” for each selected company reflects its earnings per share excluding the impact of unusual or non-core gains and losses, including realized and unrealized gains and losses.

2 “Adjusted operating earnings per share” for the Company is referred to in the Management Projections under “Financial Projections” as “Fully Diluted Earnings Per Share.”

The disclosure on pages 54 through 57 of the Definitive Proxy Statement in the section entitled “The Merger—Opinion of Insurance Advisory Partners LLC—Summary of Financial Analysis of IAP” is hereby supplemented by revising the ninth paragraph of such section on page 54 of the Definitive Proxy Statement as follows:

The selected transactions and the results of these analyses are summarized below:

Date			Deal Value	Consideration %		Deal Value/ LTM GAAP	Deal Value/ BVPS (excluding
Announced	Acquiror	Target	(in millions)	Cash	Stock	EPS	AOCI)
08/09/2021	Brookfield Asset Management Reinsurance Partners Ltd.	American National Group, Inc.	$5,111	100%	-	5.8x	0.78x
05/03/2021	Farm Bureau Property & Casualty Insurance Company	FBL Financial Group Inc.	$1,498	100%	-	20.7x	1.35x
01/27/2021	Massachusetts Mutual Life Insurance Company	Great American Life Insurance Company	$3,500	100%	-	8.3x	1.22x
07/08/2020	KKR & Co. Inc.	Global Atlantic Financial Group Limited	$4,354	100%	-	6.1x	1.00x
02/07/2020	Fidelity National Financial, Inc.	FGL Holdings	$2,771	60%	40%	26.9x	1.35x
10/27/2017	Aquarian Investors Heritage Holdings, LLC	Investors Heritage Capital Corporation	$60	100%	-	N/A	1.18x
05/24/2017	CF Corporation	Guaranty Life Insurance Company	$1,835	100%	-	16.7x	1.13x
09/29/2015	Nassau Reinsurance Group Holdings L.P.	The Phoenix Companies Inc.	$217	100%	-	N/A	0.47x
07/13/2012	Athene Holding Ltd.	Presidential Life Corporation	$415	100%	-	11.8x	0.69x

The disclosure on pages 54 through 57 of the Definitive Proxy Statement in the section entitled “The Merger—Opinion of Insurance Advisory Partners LLC—Summary of Financial Analysis of IAP” is hereby supplemented by revising the twelfth paragraph of such section on page 56 of the Definitive Proxy Statement as follows:

Net Present Value Analysis. IAP performed an illustrative net present value analysis to determine a range of implied net present values per share of the Company Common Stock based on the Management Projections. IAP used a range of discount rates from 16.0% to 20.0% (the discount rate range was selected by IAP per Kroll’s Cost of Capital Navigator and is based on the risk-free rate (20-year US Treasury Yield of 3.87%), equity risk premium (7.17%), size premium for companies with market capitalization in the range of $2 million to $124 million (7.83%)) and terminal values at December 31, 2026 calculated using a range of price as a multiple of adjusted BVPS (excluding AOCI) (“P/Adjusted BVPS”) estimated multiples of 0.60x-0.80x and a range of price as a multiple of adjusted EPS (“P/Adjusted EPS”) estimated multiples of 4.0x to 6.0x and discounted the results to January 1, 2023. The mid-point terminal values per share at December 31, 2026 were calculated as $35.90 (by applying 0.70x, the mid-point of the range of P/Adjusted BVPS multiples, to estimated Book Value Per Share (excluding AOCI) as of December 31, 2026 of $51.28, as reflected in the Management Projections) and $48.28 (by applying 5.0x, the mid-point of the range of P/Adjusted EPS multiples, to estimated 2026 fully-diluted earnings per share of $9.66, as reflected in the Management Projections), respectively. This analysis resulted in a range of implied net present values per share of Company Common Stock of $16.97 to $19.75 using the P/Adjusted BVPS multiples and $21.29 to $27.89 using the P/Adjusted EPS multiples.

Cautionary Statement Regarding Forward-Looking Statements

This communication and any documents referred to in this communication contain certain forward-looking statements within the meaning of the federal securities laws with respect to the proposed acquisition of the Company by an affiliate of Antarctica, including, but not limited to, statements regarding the anticipated timing of the closing of the proposed transaction. These forward-looking statements generally are identified by the words “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “intend,” “target,” “contemplate,” “project,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this communication, including but not limited to: (i) the risk that the proposed transaction may not be completed in a timely manner or at all, (ii) the failure to satisfy the conditions to the consummation of the proposed transaction, including approval of the proposed transaction by the stockholders of the Company and the receipt of necessary regulatory approvals, (iii) the occurrence of any event, change or other circumstance that could give rise to the termination of the proposed transaction, (iv) the effect of the announcement or pendency of the proposed transaction on the Company’s business relationships, operating results, and business generally, including the termination of any business contracts, (v) risks that the proposed transaction disrupts current plans and operations of the Company and potential difficulties in hiring and retaining key personnel as a result of the proposed transaction, (vi) risks related to diverting management’s attention from the Company’s ongoing business operations, (vii) risks that any announcements related to the proposed transaction could have adverse effects on the Company’s stock price, credit ratings or operating results, (viii) the outcome of any legal proceedings that may be instituted related to the Merger Agreement or the proposed transaction and (ix) the significant transactions costs that the parties will incur in connection with the proposed transaction. The risks and uncertainties may be amplified by economic, market, business or geopolitical conditions or competition, or changes in such conditions, negatively affecting the Company’s business, operations and financial performance. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties that affect the Company’s business as described in the “Risk Factors” section of the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company assumes no obligation to, and does not intend to, update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise, unless required by law.

Forecasts

Neither Mazars USA LLP (“Mazars”), the Company’s independent registered public accounting firm, nor any other independent registered accounting firm, has audited, reviewed, examined, compiled or applied agreed-upon procedures with respect to the Company management forecasts included in this Current Report on Form 8-K and, accordingly, neither Mazars nor any other independent registered accounting firm has or does express an opinion or any other form of assurance with respect thereto.

Additional Information and Where to Find It

In connection with the proposed transaction, the Company will be filing documents with the SEC, including the Definitive Proxy Statement related to the proposed transaction that was filed with the SEC on June 16, 2023. This communication is not a substitute for the Definitive Proxy Statement or any other document that may be filed by the Company with the SEC. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT (INCLUDING ANY SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION, OR DOCUMENTS INCORPORATED BY REFERENCE IN THE DEFINITIVE PROXY STATEMENT WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Any vote in respect of resolutions to be proposed at the Company’s stockholder meeting to approve the proposed transaction or other responses in relation to the proposed transaction should be made only on the basis of the information contained in the Definitive Proxy Statement. Investors and security holders may obtain free copies of these documents (when they are available) and other related documents filed with the SEC at the SEC’s website at www.sec.gov or on the Company’s website at www.ir.midwestholding.com.

Participants in the Solicitation

The Company and certain of its directors, executive officers and employees may be considered participants in the solicitation of proxies from the Company’s stockholders in connection with the proposed transaction. Information regarding the persons who, under the rules of the SEC, may be considered participants in the solicitation of proxies in connection with the proposed transaction, including the interests of the Company directors and executive officers in the transaction, which may be different than those of the Company stockholders generally, by reading the Definitive Proxy Statement that was filed by the Company with the SEC on June 16, 2023. Additional information regarding the Company’s directors and executive officers, including a description of their direct interests, by security holdings or otherwise, is contained in the Company’s proxy statement for its 2023 annual meeting of stockholders, which was filed with the SEC on April 24, 2023. These documents are available free of charge at the SEC’s website at www.sec.gov and on Company’s website at www.ir.midwestholding.com.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 17, 2023

MIDWEST HOLDING INC.

By:	/s/ Georgette C. Nicholas
Name:	Georgette C. Nicholas
Title:	Chief Executive Officer